SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2004

Date of report (Date of earliest event reported)

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 656-3333

N/A

(Former name and former address, if changed since last report)

Item 5. Other Events.

On August 10, 2004, SYNNEX Corporation (the “Company”), a Delaware corporation, announced through its wholly-owned subsidiary, SYNNEX Canada Limited, and EMJ Data Systems Ltd. (“EMJ”) (TSX: EMJ) jointly announced that Synnex Canada Acquisition Limited, a wholly-owned subsidiary of SYNNEX Canada Limited, has mailed to EMJ Shareholders its Offer Circular and related documents in connection with its previously announced take-over bid for 100% of the EMJ common shares for an offer price of CDN $6.60 per share.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued August 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2004

SYNNEX CORPORATION

By:	/s/ Simon Leung
Simon Leung
General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued August 10, 2004.